Exhibit 10.21

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement (this “Amendment”) is dated as of August 2, 2019 between 1847 Goedeker Inc. (“Borrower”) and Northpoint Commercial Finance LLC (“Lender”).

Borrower and Lender are parties to a Loan and Security Agreement dated as of June 24, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”).

For good and valuable consideration, the receipt and sufficiency of which are acknowledged. Borrower and Lender agree as follows:

1. The Loan Agreement is amended by deleting the first sentence of Section 3 and replacing it with the following:

In order to secure all present and future obligations, whether under this Agreement or any other current or future agreement, Borrower hereby grants to Lender a security interest in all inventory of Borrower manufactured, distributed, or sold by Electrolux Home Products, Inc.; LG Electronics U.S.A., Inc.; Samsung Electronics America, Inc.; Broan Nutone LLC; Dacor, Inc.; Fisher & Paykel Appliances Limited; Sharp Electronics Corporation; Dynamic Cooking Systems, Inc.; Miele, Incorporated; Felix Storch, Inc.; Elica S.p.A.; MOEN Incorporated; Wolf Steel LTD.; and/or any affiliates of any of the foregoing or bearing any trade names, trademarks, or logos of Electrolux Home Products, Inc.; LG Electronics U.S.A., Inc.; Samsung Electronics America, Inc.; Broan-Nutone LLC; Dacor, Inc.; Fisher & Paykel Appliances Limited; Sharp Electronics Corporation; Dynamic Cooking Systems, Inc.; Miele, Incorporated; Felix Storch, Inc.; Elica S.p.A.; MOEN Incorporated; Wolf Steel LTD.; and/or any affiliates of any of the foregoing, whether now owned or hereafter acquired and wherever located; all returns, repossessions, exchanges, substitutions, replacements, attachments, parts, accessories and accessions of any of the foregoing; all price protection payments, discounts, rebates, credits, factory holdbacks and incentive payments related to any of the foregoing; supporting obligations to any of the foregoing; and products and proceeds in whatever form of any of the foregoing (including without limitation all goods, money, checks, accounts, deposit accounts, chattel paper, instruments, documents, and general intangibles arising from any of the foregoing) (collectively, the “Collateral” ).

2. Except as expressly amended by this Amendment, the Loan Agreement shall remain unchanged and in full force and effect, and the Loan Agreement is hereby ratified and reaffirmed in all respects. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction.

3. Each reference in the Loan Agreement to “this Agreement”, “hereunder”, “herein”, or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended hereby. All terms governing the Loan Agreement shall govern this Amendment. Unless otherwise defined in this Amendment, all capitalized terms used in this Amendment have the same meaning given to those terms in the Loan Agreement.

The parties hereto have executed this Amendment as of the date first set forth above.

1874 GOEDEKER INC.

By:	/s/ Robert D. Barry
Print Name:	Robert D. Barry
Title:	Chief Financial Officer

NORTHPOINT COMMERCIAL FINANCE LLC

By:	/s/ KAREN S. PERKINS
Print Name:	KAREN S. PERKINS
Title:	SR. UNDERWRITER